EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT OF
GROBSTEIN, HORWATH & COMPANY LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Brillian Corporation of our report dated May 12, 2005, relating to the financial statements of the Home and Personal Entertainment Business of Syntax Groups Corporation for the years ended June 30, 2004 and 2003.

We also consent to the reference to our Firm under the headings “Experts” in the Prospectus.

/s/ Grobstein, Horwath & Company LLP

August 11, 2005